Exhibit 4.3

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V.

and

BAKER HUGHES CO-OBLIGOR, INC.

by and among

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as

Trustee, Registrar, Transfer Agent and Paying Agent

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as

Paying Agent and Authentication Agent

INDENTURE

Dated as of [•], 2020

DEBT SECURITIES

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V.

BAKER HUGHES CO-OBLIGOR, INC.

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
Section 311(a)	6.13
(b)	6.13
Section 312(a)	7.01
7.02
(b)	7.02
(c)	7.02
Section 313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
Section 314(a)	7.04
(a)(4)	1.01
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
Section 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
Section 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04
Section 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Section 318(a)	1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

INDENTURE, dated as of [•], 2020, between BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V., a private limited liability company duly organized and existing under the laws of the Netherlands (herein called the “Issuer”) having its principal office at Boezemschop 8, 1724BJ Oudkarspel, Netherlands and BAKER HUGHES CO-OBLIGOR, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Co-Issuer” and together with the Issuer, the “Issuers”) having its principal office at 17021 Aldine Westfield Road, Houston, Texas 77073 and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, Registrar, Transfer Agent and a Paying Agent (herein called the “Trustee”) and THE BANK OF NEW YORK MELLON, LONDON BRANCH, as a Paying Agent and Authentication Agent.

RECITALS OF THE ISSUERS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) when used with respect to any Security, the words “convert”, “converted” and “conversion” are intended to refer to the right of the Holder or the Issuers to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 3.01, and these words are not intended to refer to any right of the Holder or the Issuers to exchange such Security for other Securities of the same series and like tenor pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 3.01.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means any law or regulation.

“Applicable Procedures” of a CSK means, with respect to any matter at any time, the policies and procedures of such CSK, if any, that are applicable to such matter at such time.

“Authenticating Agent” means, when used with respect to Securities of any series, any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of such series. With respect to Securities issued under the New Safekeeping Structure, the Issuer hereby initially appoints The Bank of New York Mellon, London Branch as authenticating agent.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Board of Directors” means either the board of directors of the Issuers or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by a member of the Board of Directors, the Secretary or an Assistant Secretary of the Issuers to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any officer or employee of the Issuers authorized to take such action by the Board of Directors as evidenced by a Board Resolution.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close, or (b) day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is closed; provided that, when used with respect to any Security, “Business Day” may have such other meaning, if any, as may be specified for such Security as contemplated by Section 3.01.

“Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Issuers, the Trustee and the Paying Agent (provided that such additional or alternative clearing system must also be authorized to hold the Securities as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively.

“Clearstream” means Clearstream Banking, société anonyme and its successors.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Service Provider” means, with respect to the Securities issued in the form of one or more Global Securities under the New Safekeeping Structure, the Person appointed by a CSK to service such Securities.

“Corporate Trust Office” means the designated office of the Trustee in Houston, Texas at which at any particular time its corporate trust business shall be administered and which, at the date hereof, is located at 601 Travis Street, 16th Floor, Houston Texas 77002, Attention: Corporate Trust Administration, or at such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee.

“corporation” means a corporation, association, company (including a limited liability company), joint-stock company, business trust or other similar entity.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“CSK” means, with respect to Securities issued in the form of one or more Global Securities under the New Safekeeping Structure, Euroclear or Clearstream acting in the capacity of common safe-keeper of the Global Security or another Person designated as common safe-keeper by Euroclear or Clearstream.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“GAAP” means, at any time, (i) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States or (ii) if at such time the Issuers are required to prepare their financial statements for reports filed with the Commission under Section 13 or 15(d) of the Exchange Act pursuant to standards other than those specified in clause (i) (which may include International Financial Reporting Standards), such other standards, in each case which are in effect at such time.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“ICSDs” means Euroclear and Clearstream.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

“Issuers” means the Persons named as the “Issuers” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean such successor Persons.

“Issuers Request” or “Issuers Order” means a written request or order signed in the name of the Issuers by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Issuers, or any other officer or officers of the Issuers designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“New Safekeeping Structure” means the structure under which registered Global Securities intended to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem must be issued. Registered Global Securities issued under the New Safekeeping Structure must be registered in the name of a nominee of the CSK and safekept by the CSK.

“NSS Securities” means Global Securities issued under the New Safe Keeping Structure.

“Notice of Default” means a written notice of the kind specified in Section 5.01(d).

“Officers’ Certificate” means a certificate signed by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Issuers, or any other officer or officers of the Issuers designated in a writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuers.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Securities as to which Defeasance has been effected pursuant to Section 13.02;

(d) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuers; and

(e) Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (i) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (iii) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (i) or (ii) above, of the amount determined as provided in such Clause), and (iv) Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee has received written notice of such ownership shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgees are not the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of or any premium or interest on any Securities on behalf of the Issuers. With respect to Securities issued under the New Safekeeping Structure, the Issuers hereby initially appoint The Bank of New York Mellon, London Branch as paying agent.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series and subject to Section 10.02, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or wrongfully taken Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or wrongfully taken Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department, including any Vice President, assistant secretary, assistant treasurer, assistant cashier, trust officer, assistant trust officer or assistant controller assigned to the Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Issuers or one or more other Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

“TARGET Business Day” means a day on which the TARGET System is open for the settlement of payments in euro.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) system or any successor thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Uniform Commercial Code” means the Uniform Commercial Code in effect in the State of Delaware or the State of New York, as applicable, in each case as amended from time to time.

“U.S. Government Obligation” has the meaning specified in Section 13.04.

“Vice President”, when used with respect to the Issuers or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Issuers, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a CSK or its nominee that is a Holder of a Global Security, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a CSK or its nominee that is a Holder of a Global Security may duly appoint in writing as its agent or agents members of, or participants in, such CSK holding interests in such Global Security in the records of such CSK.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving, making or taking of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to give, make or take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.05 and 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving, making or taking of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to give, make or take such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.05 and 1.06.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date to an earlier day as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Security may do so, in person or by an agent duly appointed in writing, with regard to all or any part of the principal amount of such Security.

Section 1.05. Notices, Etc., to Trustee and the Issuers.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile transmission) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, with a copy (which shall not constitute notice) to the Trustee at 601 Travis Street, 16th Floor, Houston Texas 77002, Attention: Corporate Trust Administration or any other address previously furnished in writing to the Issuers and the Holders by the Trustee or (ii) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuers addressed to them at the addresses of their principal offices specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Issuers.

Section 1.06. Notice to Holders; Waiver; E-mail Instructions

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and risk or interception and misuse by third parties.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the CSK for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 1.07. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be provided pursuant to Section 3.01 with respect to any Securities of a particular series or under this Indenture with respect to such Securities.

Section 1.12. Governing Law.

This Indenture and the Securities and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Maturity of any Security, or any date on which a Holder has the right to convert his Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity, or on such date for conversion, as the case may be.

Section 1.14. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or other agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or other agreement may not be used to interpret this Indenture.

Section 1.15. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 1.16. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver, other action or Act provided or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.17. Force Majeure.

Subject to Section 6.01, in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18. Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 1.19. E-Signing.

The words “execution,” signed,” “signature,” “manual signature” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Each party agrees that any amendment or supplemental hereto, any other documents delivered hereunder may be electronically or digitally signed using DocuSign (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and that any such electronic or digital signatures appearing on this Indenture, any amendment or supplemental hereto, and any other documents delivered hereunder are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 1.20. FATCA.

(a) Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or any Securities as that other party reasonably requests for the purposes of that other party’s compliance with an Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 1.20 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Section 1.20, “Applicable Law” shall be deemed to include (i) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

(b) Notice of Possible Withholding Under FATCA. The Issuers shall notify each Paying Agent in the event that they determine that any payment to be made by an Paying Agent under any Security is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuers’ obligation under this Section 1.20 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuers, such Securities, or both.

(c) Paying Agent Right to Withhold. Notwithstanding any other provision of this Indenture, each agent shall be entitled to make a deduction or withholding from any payment which it makes under any Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the paying agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuers the amount so deducted or withheld, in which case, the Issuers shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 1.20.

(d) Issuers Right to Redirect. In the event that the Issuers determine in their sole discretion that any deduction or withholding for or on account of any Tax will be required by an Applicable Law in connection with any payment due to any of the Paying Agents on any Securities, then the Issuers will be entitled to redirect or reorganize any such payment in any way that they see fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Issuers will promptly notify the Paying Agents and the Trustee of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by an Applicable Law for the purposes of this Section.

ARTICLE II

SECURITY FORMS

Section 2.01. Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or CSK therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Issuers Order contemplated by Section 3.03 for the authentication by the Trustee and effectuation by the CSK in the case of NSS Securities and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Face of Security.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V.

BAKER HUGHES CO-OBLIGOR, INC.

No _________	EUR	CUSIP No._______________
____________________

This certifies that the person whose name is entered in the register maintained by the Security Registrar in relation to the Securities (the “Register”) is the duly registered holder (the “Holder”) of the Securities in the aggregate principal amount of €_______ or such other amount as is shown on the Register as being represented by this Global Security and is duly endorsed (for information purposes only) in the fourth column of the Schedule of Increases and Decreases in Note attached to this Global Security.

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V., a private limited liability company duly organized and existing under the laws of the Netherlands (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to) and BAKER HUGHES CO-OBLIGOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Co-Issuer”, which term includes any successor Person under the Indenture hereinafter referred to, and together with the Issuer, the “Issuers”) for value received, hereby promise to pay to _____________, or registered assigns, the principal sum of ________________ Euros on _____________ [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and ______ in each year, commencing __________ , and at the Maturity thereof, at the rate of __________ % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ______ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]

Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Issuers maintained for that purpose in a Place of Payment, in Euros, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof or any payment of interest becomes payable on a day other than an Interest Payment Date; provided, however, that if this Security is not a Global Security, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least €1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in a Place of Payment, the Issuers shall make such payment by wire transfer of immediately available funds to such account at such bank in such Place of Payment, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the CSK as permitted in said Indenture.

This Global Security shall not be valid for any purposes until an authorized signatory of the Security Registrar (or an authenticating agent acting on its behalf) has signed the certificate of authentication appearing on this Security and until it has been effectuated for or on behalf of the entity appointed as common safe-keeper by the relevant Clearing Systems.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, or by manual signature of the Trustee and effectuated by the CSK in the case of NSS Securities, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed under their corporate seal.

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V.

By:
Name:
Title:

BAKER HUGHES CO-OBLIGOR, INC.

By:
Name:
Title:

EFFECTUATED FOR AND ON BEHALF OF: [EUROCLEAR BANK S.A./N.V.] [CLEARSTREAM BANKING, SOCIETE ANONYME] as common safe-keeper, without recourse, warranty or liability

By:
Name:
Title: Authorized Signatory

Section 2.03. Form of Reverse of Security.

This Security is one of a duly authorized issue of senior securities of the Issuers (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [•], 2020 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert—limited in aggregate principal amount to €______.

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice, at any time [if applicable, insert — on or after _________, 20__], as a whole or in part, at the election of the Issuers, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before _________, ____%, and if redeemed] during the 12-month period beginning _________of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuers’ obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

Whilst any Securities are represented by a Global Security, all payments due in respect of the Securities shall be made to, or to the order of, the holder of the Global Security, subject to and in accordance with the provisions of the Global Security, and each payment so made will discharge the Issuers’ obligations in respect thereof. On the occasion of each payment, the Paying Agent shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the previous sentence.

For so long as the Securities are represented by a Global Security, the Issuers shall procure that the details of such redemption, payment or purchase and cancellation (as the case may be) be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Securities recorded in the records of the relevant Clearing Systems and represented by the Global Security shall be reduced by the aggregate nominal amount of the Securities so redeemed or purchased and cancelled or by the aggregate amount of such installment so paid.

It is intended that the Securities, whilst represented by one or more Global Securities, will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life.

This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 2.04. Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFE-KEEPER (THE “CSK”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK S.A./N.V. (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK, TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE CSK OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK (AND ANY PAYMENT IS MADE TO THE CSK OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE CLEARING SYSTEMS, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE CSK OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Section 2.05. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Authorized Signatory

ARTICLE III

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of any Securities of the series is payable;

(e) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(f) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuers and, if other than by a Board Resolution, the manner in which any election by the Issuers to redeem the Securities shall be evidenced;

(h) the obligation, if any, of the Issuers to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) if other than denominations of €1,000 and any multiple thereof, the denominations in which any Securities of the series shall be issuable;

(j) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(k) if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and applying the definition of “Outstanding” in Section 1.01;

(l) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Issuers or the Holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(m) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(n) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(o) if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections, and, if such Securities may be defeased, in whole or in part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than U.S. Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 13.04(a) for defeasance of such Securities and, if other than by a Board Resolution, the manner in which any election by the Issuers to defease such Securities shall be evidenced;

(p) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective CSK for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04, any addition to, elimination of or other change in the circumstances set forth in Clause (2) of the penultimate paragraph of Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the CSK for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;

(q) any addition to, elimination of or other change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(r) any addition to, elimination of or other change in the covenants set forth in Article X which applies to Securities of the series;

(s) any provisions necessary to permit or facilitate the issuance, payment or conversion of any Securities of the series that may be converted into securities or other property other than Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Issuers or otherwise;

(t) if applicable, that Persons other than those specified in Section 1.11 shall have such benefits, rights, remedies and claims with respect to any Securities of the series or under this Indenture with respect to such Securities, as and to the extent provided for such Securities;

(u) if applicable, a statement that it is intented that the Securities, whilst represented by one or more Global Securities, will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life; and

(v) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
 Section 9.01(e)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.02. Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of €1,000 and any multiple thereof.

Section 3.03. Execution, Authentication, Effectuation, Delivery and Dating.

The Securities shall be executed on behalf of the Issuers by their Chairman of the Board, President or a Vice President of the Issuers (or any other officer of the Issuers designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time), under its corporate seal reproduced, which may be by facsimile, thereon attested by their Secretary or an Assistant Secretary of the Issuers. The signature of any of these officers on the Securities may be manual, by facsimile or electronic transmission. Signatures by facsimile or electronic transmission shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. In the case of NSS Securities issued hereunder in the form of Global Securities, the NSS Securities shall be executed by manual signature of the Trustee and effectuated by the manual signature of the CSK, unless otherwise agreed by the Trustee and the CSK.

Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or the date the CSK effectuates the Global Security.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with a Issuers Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuers Order shall authenticate and deliver such Securities. In the case of NSS Securities issued hereunder in the form of Global Securities, the Trustee shall initially authenticate the Securities for original issue on the date of issuance upon a written order of the Issuers and if such written order of the Issuers so specifies, shall instruct, or cause the Paying Agent or the Authenticating Agent to instruct, the CSK to effectuate such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) if the form of such Securities has been established by or pursuant to Board Resolutions as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been established by or pursuant to Board Resolutions as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee (and, in the case of NSS Securities issued in the form of Global Securities, effectuated by the CSK) and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and subject to any limitation with respect to payments in currency other than U.S. dollars.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Issuers Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

The Securities shall not be valid until an authorized signatory of the Trustee (with respect to definitive Securities and the Security Registrar with respect to Global Securities) authenticates each Security by manual, facsimile or electronic signature and, in the case of the Global Securities issued under the New Safekeeping Structure, the Trustee authenticates each Global Security by manual signature and they are effectuated by the CSK by manual signature, unless otherwise agreed. The signature of the Trustee or the Security Registrar on each Security and, in the case of a Global Securities, evidence via facsimile transmission, electronic means or such other evidence in writing as may be acceptable to the Security Registrar of the execution by the CSK of the certificate of effectuation on such Securities shall be conclusive evidence that such Securities have been duly and validly authenticated, effectuated and issued under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Issuers authorize and instructs the Security Registrar to (i) authenticate the Global Securities, (ii) transmit such Global Securities electronically to the CSK and to give effectuation instructions in respect of the Global Securities following its authentication thereof and (iii) instruct the Clearing Systems to make appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Securities.

Where the Security Registrar delivers any authenticated Global Security to a CSK for effectuation using electronic means, it is authorized and instructed to destroy the Global Security retained by it following its receipt of confirmation from the CSK that the relevant Global Security has been effectuated.

Each Security shall be dated the date of its authentication or, if later (in the case of a Global Security), effectuation.

Section 3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon Issuers Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.05. Registration, Registration of Transfer and Exchange.

The Issuers shall cause to be kept at each office or agency of the Issuers designated as a Place of Payment pursuant to the first paragraph of Section 10.02 a register (the register maintained in each such office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. Each such office or agency is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuers in a Place of Payment for that series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in whole or in part, the Issuers shall not be required (i) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of selection of any such Securities for redemption under Section 11.03 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (a), (b), (c), (d) and (e) below shall apply only to Global Securities deposited with the CSK, as common safe-keeper for the Clearing Systems:

(a) Each Global Security shall (i) be registered in the name of a nominee of the CSK for and in respect of interests held through, the Clearing Systems, (ii) be delivered to the CSK as the common safe-keeper for the Clearing Systems and (ii) bear legends as set forth in Section 2.04 hereof.

(b) Members of, or participants in, the Clearing Systems (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Clearing Systems or by the CSK as common safe-keeper for the Clearing Systems or under such Global Security, and the nominee of the CSK may be treated by the Issuers, the Trustee, the Security Registrar and any agent of the Issuers, the Trustee or the Security Registrar as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or impair, as between the CSK, the Clearing Systems and its Agent Members, the operation of customary practices of the Clearing Systems governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(c) In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners who are required to hold definitive Securities, the Security Registrar and, pursuant to Section hereof, the Paying Agent shall procure that the Clearing Systems reflect in their books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners, such Global Security shall be deemed to be surrendered to the Security Registrar for cancellation, and the Paying Agent will inform the CSK and procure that the relevant amendments are made in the records of the Clearing Systems and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Clearing Systems in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(e) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Every Person who takes or holds any beneficial interest in a Global Security agrees that:

(a) the Issuers and the Trustee may deal with the CSK as sole owner of the Global Security and as the authorized representative of such Person;

(b) such Person’s rights in the Global Security shall be exercised only through the CSK and shall be limited to those established by law and agreement between such Person and the CSK and/or direct and indirect participants of the CSK;

(c) the CSK and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of principal and interest on the Global Securities to, such Persons in accordance with the Applicable Procedures of the CSK; and

(d) none of the Issuers, the Trustee nor any agent of the Issuers or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.06. Mutilated, Destroyed, Lost and Wrongfully Taken Securities.

If (a) any mutilated Security is surrendered to the Trustee or (b) both (i) there shall be delivered to the Issuers and the Trustee (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Security of such Holder and a request thereby for a new replacement Security of the same series, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Issuers as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Issuers shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or wrongfully taken Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any Securities of a series, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 5:00 P.M. on the Place of Payment on such date).

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in Clause (a) or (b) below:

(a) The Issuers may elect to make payment of any Defaulted Interest payable on any Securities of a series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee or, in the case of Securities issued in the form of a Global Security under the New Safekeeping Structure, the CSK, in writing of the amount of Defaulted Interest proposed to be paid on each of such Securities and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Issuers shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. Upon receipt of notice from the Issuers, the Trustee, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Issuers may make payment of any Defaulted Interest on any Securities of a series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Except as may otherwise be provided in this Section 3.07 or as contemplated in Section 3.01 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

Section 3.08. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.07) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated by the Trustee, and effectuated in the case of NSS Securities effectuated by the CSK, in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Issuers Order; provided, however, that the Trustee shall not be required to destroy such canceled Securities.

Section 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers.

The Issuers in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities. Any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon Issuers Request cease to be of further effect with respect to the Securities of any series (except as to any surviving rights of conversion, registration of transfer or exchange of any such Security expressly provided for herein or in the terms of such Security), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(a) either

(i) all such Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or wrongfully taken and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money, together with any and all other amounts due and owing under the Indenture, has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers,

and the Issuers, in the case of (A), (B) or (C) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be and all other amounts due and owing under the Indenture;

(b) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such Securities and the Indenture; and

(c) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, the obligations of the Issuers to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section with respect to such Securities, the obligations of the Issuers under Section 10.02 and the obligations of the Trustee under Section 4.02, Section 6.06 and the last paragraph of Section 10.03 with respect to such Securities shall survive.

Section 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 with respect to Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agents) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Issuers upon Issuers Request.

ARTICLE V

REMEDIES

Section 5.01. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(c) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 60 days; or

(d) default in the performance, or breach, of any covenant or warranty of the Issuers in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuers in an involuntary case or proceeding under any applicable Netherlands or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuers bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuers under any applicable Netherlands or U.S. Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuers or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days (provided that, if any Person becomes the successor to the Issuers pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the Netherlands or the United States, each reference in this Clause (e) to an applicable Netherlands or U.S. Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-Netherlands or non-U.S. jurisdiction, for as long as such Person is the successor to the Issuers hereunder and is so organized and existing); or

(f) the commencement by the Issuers of a voluntary case or proceeding under any applicable Netherlands or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuers in an involuntary case or proceeding under any applicable Netherlands or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Netherlands or U.S. Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuers or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by the Issuers in furtherance of any such action (provided that, if any Person becomes the successor to the Issuers pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the Netherlands or the United States, each reference in this Clause (f) to an applicable Netherlands or U.S. Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-Netherlands or non-U.S. jurisdiction, for as long as such Person is the successor to the Issuers hereunder and is so organized and existing); or

(g) any other Event of Default provided with respect to Securities of that series in accordance with Section 3.01.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if

(a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest on all Securities of that series,

(ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, fees, costs, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Issuers will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuers (or any other obligor upon the Securities), their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. The Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding;

provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07, and otherwise due and owing under the Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To remit the balance, if any, to the Issuers.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and, if the terms of such Security so provide, to convert such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability and it shall not be provided indemnity and security satisfactory to it against any liability.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(a) in the payment of the principal of or any premium or interest on any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. A waiver of any past default and its consequences given by or on behalf of any Holder of the Securities in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.

Section 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuers or the Trustee or, if applicable, in any suit for the enforcement of the right to convert any Security in accordance with its terms.

Section 5.15. Waiver of Usury, Stay or Extension Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities.

Except during the continuance of an Event of Default,

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and as are provided by the Trust Indenture Act, and, except for implied covenants or obligations under the Trust Indenture Act, no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a) this Subsection shall not be construed to limit the effect of the first paragraph of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Defaults.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers Request or Issuers Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(h) the Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(i) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) None of the Trustee, the Paying Agent or the Authenticating Agent shall be liable for any failure on the part of the CSK to effectuate any Securities issued in the form of a Global Security issued as a NSS Security hereunder or for any failure on the part of the CSK to do so in a timely manner or for any other failure on the part of the CSK to take any other action with respect to any Security issued as a NSS Security;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to The Bank of New York Mellon, London Branch, in its role as Paying Agent and Authentication Agent; and

(m) notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible for special, indirect, consequential or punitive damages, including lost profits.

Section 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

Section 6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

Section 6.07. Compensation and Reimbursement.

The Issuers agree

(a) to pay to the Trustee from time to time such compensation as the Issuers and Trustee shall agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, charges and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c) to indemnify each of the Trustee or any predecessor Trustee and its officers, directors, agents and employees for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based upon, measured by or determined by the earnings or income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuers under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Securities.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Netherlands or U.S. Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

Section 6.08. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.09. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the continental United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of a notice of removal pursuant to this paragraph, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated by the Trustee, and effectuated by the CSK in the case of NSS Securities, with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against the Issuers.

If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to any series of Securities which shall be authorized to act on behalf of the Trustee to authenticate the Securities of such Series issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.06, and Securities of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities of such series by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent so appointed with respect to such series and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent so appointed with respect to such series. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee, the Issuers, the Authenticating Agent or such successor corporation.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent with respect to any series of Securities which shall be acceptable to the Issuers and shall give notice of such appointment to all Holders of Securities of such series in the manner provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuers agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section with respect to Securities of any series, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. AS TRUSTEE

By: THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS AUTHENTICATING AGENT

By:
Name:
Title:

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE ISSUERS

Section 7.01. Issuers to Furnish Trustee Names and Addresses of Holders.

The Issuers will furnish or cause to be furnished to the Trustee

(a) semi-annually, not later than May 15 and November 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the immediately preceding May 1 or November 1 as the case may be, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 and shall be dated as of May 1 in each calendar year, commencing in 2021.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuers. The Issuers will notify the Trustee when any Securities are listed on any stock exchange and of any delisting thereof.

Section 7.04. Reports by Issuers.

The Issuers shall cause their parent entity to file with the Trustee, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission, provided that in each case the delivery of materials of the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 7.04. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Issuers May Consolidate, Etc., Only on Certain Terms.

The Issuers shall not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, and the Issuers shall not permit any Person to consolidate with or merge into the Issuers, unless:

(a) in case the Issuers shall consolidate with or merge into another Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which the Issuers are merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all the properties and assets of the Issuers shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the Netherlands or the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuers to be performed or observed and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuers or any Subsidiary as a result of such transaction as having been incurred by the Issuers or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Substituted.

Upon any consolidation of the Issuers with, or merger of the Issuers into, any other Person or any sale, conveyance, transfer or lease of all or substantially all the properties and assets of the Issuers in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Issuers are merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuers under this Indenture with the same effect as if such successor Person had been named as the Issuers herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuers, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers herein and in the Securities; or

(b) to add to the covenants of the Issuers for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(e) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor(B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(f) to secure the Securities; or

(g) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(i) to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into securities or other property other than Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Securities; or

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (j) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

The Trustee is hereby authorized to join with the Issuers in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.    Supplemental Indentures With Consent of Holders.

With the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture, considered together as one class for this purpose (plus, if and as the terms applicable to any such affected series pursuant to Section 3.01 so provide, the consent of the Holders of a majority in principal amount of the Outstanding Securities of such affected series or of any other Persons acting on behalf of such Holders), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or permit the Issuers to redeem any Security if, absent such supplemental indenture, the Issuers would not be permitted to do so, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) if any Security provides that the Holder may require the Issuers to repurchase or convert such Security, impair such Holder’s right to require repurchase or conversion of such Security on the terms provided therein, or

(c) reduce the percentage in principal amount of the Outstanding Securities of any one or more series (considered separately or together as one class, as applicable), the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(d) modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A consent to any indenture supplemental hereto by or on behalf of any Holder of the Securities given in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.

Section 9.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuers subject to the customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

Section 10.01. Payment of Principal, Premium and Interest.

The Issuers covenant and agree for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.02. Maintenance of Office or Agency.

The Issuers will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Issuers in respect of the Securities of that series and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

To the extent the Place of Payment for any series of Securities is New York, New York, the Issuers hereby initially designate as such office and as Paying Agent the Trustee acting through The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286, Attention: Corporate Trust. To the extent that the Securities issued hereunder are issued under the New Safekeeping Structure and the Place of Payment for any such series of Securities is London, United Kingdom, the Issuers hereby initially designate The Bank of New York Mellon, London Branch as the Paying Agent, Canary Wharf, London, E14 5AL, United Kingdom.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the CSK for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 10.03. Money for Securities Payments to Be Held in Trust.

If the Issuers shall at any time act as their own Paying Agents with respect to any series of Securities, they will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for any series of Securities, they will, on or prior to 11:00 A.M. if the Place of Payment is New York and on the Business Day prior to 10:00 A.M. in the case of Securities issued under the New Safekeeping Structure if the Place of Payment is London, United Kingdom, on the Place of Payment, on each due date of the principal of or any premium or interest on any Securities of that series, deposit (or, if the Issuers have deposited any trust funds with a trustee pursuant to Section 13.04(a), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount and any and all other amounts due and owing to the Trustee under the Indenture, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of their action or failure so to act.

The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Issuers (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuers Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuers Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

The Paying Agent will inform the Clearing Systems (through the common service provider (the “CSP”) appointed by the Clearing Systems to service the Global Securities) of the initial issue outstanding amount (“IOA”) for the Securities on or prior to the applicable closing date.

If any event occurs that requires a mark-up or mark-down of the records that Euroclear or Clearstream holds for its customers to reflect such customers’ interest in any Global Security, the Paying Agent will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the Clearing Systems (through the CSP) to ensure that the records of the Clearing Systems reflecting the IOA of the Securities remain at all times accurate.

The Paying Agent will at least once every month perform a reconciliation process with the Clearing Systems (through the CSP) with respect to the IOA for the Securities and will promptly inform the Clearing Systems (through the CSP) of any discrepancies.

The Paying Agent will promptly assist the Clearing Systems (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Securities.

The Paying Agent will promptly provide to the Clearing Systems (through the CSP) details of all amounts paid under the Securities.

The Paying Agent will promptly provide to the Clearing Systems (through the CSP) notice of any changes to the Securities that will affect the amount of, or date for, any payment due under the Securities.

The Paying Agent will promptly provide to the Clearing Systems (through the CSP) copies of all notices in its possession that are given by or on behalf of the Issuers to the Holders of the Securities.

The Paying Agent will promptly pass on to the Issuers all communications it receives from the Clearing Systems directly or through the CSP relating to the Securities. Any such notice shall be deemed to have been conclusively given by being sent by facsimile to the Issuers in accordance with the provisions of the Section hereof.

The Paying Agent will promptly notify the Clearing Systems (through the CSP) of any failure by the Issuers to make any payment or delivery due under the Securities when due.

Section 10.04. Corporate Existence.

Subject to Article VIII, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence.

Section 10.05. Statement by Officers as to Default.

The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuers ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Issuers are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.06. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of a specific series, the Issuers may, with respect to the Securities of any one or more series, omit in any particular instance to comply with any term, provision or condition set forth in Section 10.04 or in any covenant provided pursuant to Section 3.01(r), 9.01(b), 9.01(f) or 9.01(g) for the benefit of the Holders of such series or in Article VIII if, before the time for such compliance, the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such waiver, considered together as one class for this purpose (plus, if and as the terms applicable to any such affected series pursuant to Section 3.01 so provide, the consent of the Holders of a majority in principal amount of the Outstanding Securities of such affected series or of any other Persons acting on behalf of such Holders) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. A waiver of compliance given by or on behalf of any Holder of the Securities in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

Section 11.02. Election to Redeem; Notice to Trustee.

The election of the Issuers to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Issuers of less than all the Securities of any series (including any such redemption affecting only a single Security), the Issuers shall, at least 5 Business Days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Issuers that is subject to a condition specified in the terms of the Securities of the series to be redeemed, the Issuers shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 40 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 40 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as it may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Issuer and each Security Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(f) for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

(g) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers.

Section 11.05. Deposit of Redemption Price.

Prior to 11:00 A.M., New York City time, on any Redemption Date, or by 10:00 A.M. on the Business Day prior with respect to the redemption of any NSS Securities, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agents, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.07 or in the terms of such Security) be paid to the Issuers upon Issuers Request or, if then held by the Issuers, shall be discharged from such trust.

Section 11.06. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII

SINKING FUNDS

Section 12.01. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.02. Satisfaction of Sinking Fund Payments with Securities.

The Issuers (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been converted in accordance with their terms or which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed (or at such other prices as may be specified for such Securities as contemplated in Section 3.01), for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03. Redemption of Securities for Sinking Fund.

Not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01. Issuers’ Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise designated pursuant to Section 3.01(o), the Securities of any series of Securities shall be subject to defeasance or covenant defeasance pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. The Issuers may elect, at their option, at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

Section 13.02. Defeasance and Discharge.

Upon the Issuers’ exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Issuers shall be deemed to have been discharged from their obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04(a) and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (b) the Issuers’ obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Issuers may exercise their option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities.

Section 13.03. Covenant Defeasance.

Upon the Issuers’ exercise of their option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Issuers shall be released from their obligations under Section 10.04 and any covenants provided pursuant to Section 3.01(r), 9.01(b), 9.01(f) or 9.01(g) for the benefit of the Holders of such Securities, and (b) the occurrence of any event specified in Sections 5.01(d) (with respect to Section 10.04, and any such covenants provided pursuant to Section 3.01(r), 9.01(b), 9.01(f) or 9.01(g)) and 5.01(g) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(a) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) such other obligations or arrangements as may be specified as contemplated by Section 3.01 with respect to such Securities, or (iv) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities and all other costs, fees, expenses and charges of the Trustee and its agents and counsel due and owing hereunder, on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b) In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c) In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d) The Issuers shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(e) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities (other than such an event or Event of Default solely with respect to such Securities resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing at the time of such deposit.

(f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuers are a party or by which it is bound.

(g) The Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of such Securities over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers.

(h) The Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 13.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Issuers acting as their own Paying Agents) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money and U.S. Government Obligations so held in trust need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Issuers Request any money or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.06. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuers have been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Issuers make any payment of principal of or any premium or interest on any such Security following such reinstatement of their obligations, the Issuers shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BAKER HUGHES NETHERLANDS FUNDING COMPANY B.V.

By:
Name:
Title:

BAKER HUGHES CO-OBLIGOR, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE, REGISTRAR, TRANSFER AGENT AND PAYING AGENT

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS PAYING AGENT AND AUTHENTICATION AGENT

By:
Name:
Title:

Signature Page to the Indenture